AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is entered into by and between OPEN ENERGY CORPORATION (formerly Barnabus Energy, Inc.), a Nevada corporation (the “Company”), and the undersigned Buyer (the “Buyer”).

WHEREAS:

A.    The parties hereto previously entered into that certain Securities Purchase Agreement dated as of March 30, 2006 (the "Agreement").

B.    The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.    AMENDMENT OF SECTION 7(b)(xiv). Section 7(b)(xiv) of the Agreement is hereby amended and replaced in its entirety with the following:

"(xiv) The Company shall have executed and delivered to the Buyer the Convertible Debentures in the respective amounts set forth opposite the Buyer's name on Schedule I attached hereto, which Convertible Debentures shall be in the form attached hereto as Exhibit G."

2.    AMENDMENT OF SECTION 4(l). Section 4(l) of the Agreement is hereby amended and replaced in its entirety with the following:

"(l)    Notwithstanding the foregoing, the Company shall be entitled to issue, provided that such issuances do not result in an Organizational Change or a Change of Control Transaction (as this term is defined in the Convertible Debentures), and provided further that, in the case of items (1) through (5) and (7) and (8) below, the Company shall deliver written notice to the Buyer at least ten (10) calendar days prior to the occurrence of any such items (and the Buyer hereby agrees to retain the confidentiality of such information until such time as the Company shall publicly disclose the same): (1)  shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents”) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions; (2) Common Stock Equivalents of the Company disclosed on the Disclosure Schedule attached hereto issued prior to, and outstanding on, the Initial Closing Date and Common Stock issuable on exercise or conversion of such Common Stock Equivalents, provided such Common Stock Equivalents are not materially amended after the Initial Closing Date; (3)  securities to an entity which is not an “Affiliate” of the Company (as defined in Rule 144 of the Securities Act) as a component of any business relationship with such entity for the purpose of (x) joint venture, technology licensing, or development activities, (y) distribution, supply or manufacture of the Company’s products or services, or (z) any other arrangement involving corporate partners that are primarily for purposes other than to raise equity capital; (4) securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity which is not an “Affiliate” of the Company; (5) any issuance as a result of any stock split or stock dividend applicable to all holders of Common Stock; (6) Common Stock or Common Stock Equivalents issued for compensatory purposes pursuant to any of the Company's equity compensation plans, or as inducement grants to directors and officers in accordance with Section 4(k) herein; (7) issuances of securities in connection with the transactions pursuant to or contemplated by the Solar Purchase Agreement or the CRE Merger Agreement; and (8) shares of Common Stock issued upon conversion of, or as interest or liquidated damages in respect of, Convertible Debentures, or upon exercise of the Warrants."

3.    EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of March 30, 2006, as if entered into on such date. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of day and year first above written.

COMPANY:
OPEN ENERGY CORPORATION
By: /s/ David Saltman
Name: David Saltman
Title: President

BUYER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: President and Portfolio Manager